UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2019

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of principal executive offices)

(918) 524-8100

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	SEMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 15, 2019, SemGroup Corporation (“SemGroup” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nautilus Merger Sub LLC, a Delaware limited liability company and a newly formed, wholly owned subsidiary of ET (“Merger Sub”) and Energy Transfer LP , a Delaware limited partnership (“ET”). On September 15, 2019, the board of directors of SemGroup, and the board of directors of ET’s general partner unanimously approved the Merger Agreement.

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into SemGroup (the “Merger”), with SemGroup continuing as the surviving company and a direct wholly owned subsidiary of ET. At the effective time of the Merger (the “Effective Time”), (a) each share of Class A Common Stock of SemGroup, par value of $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than shares held by SemGroup in treasury and shares held directly by ET or Merger Sub, other than shares held by subsidiaries of the parties and other than shares held by any holder who properly exercises and perfects appraisal rights in respect of such shares) (such issued and outstanding shares, collectively, “Company Common Stock,” and each, a “Share”) will be converted into the right to receive (i) $6.80 in cash, without interest (the “Per Share Cash Amount”), and (ii) 0.7275 (the “Exchange Ratio”) common units representing limited partner interests in ET (the “ET Common Units,” and together with the Per Share Cash Amount, the “Merger Consideration”), and (b) each share of SemGroup Series A Cumulative Perpetual Convertible Preferred Stock, par value of $0.01 per share (the “Company Preferred Stock”), outstanding immediately prior to the Effective Time will, at the election of the holders of a majority of such shares of Company Preferred Stock in accordance with the Certificate of Designations of Series A Cumulative Perpetual Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on January 19, 2018 (the “Certificate of Designations”), either (i) convert into Shares immediately prior to the Effective Time pursuant to Section 8(c)(i) of the Certificate of Designations, (ii) be exchanged for a “Substantially Equivalent Security” (as defined in the Certificate of Designations) pursuant to Section 8(c)(ii) of the Certificate of Designations or (iii) be redeemed by the Company for cash at a price per Share equal to 101% of the Liquidation Preference (as defined in the Certificate of Designations) pursuant to Section 8(c)(iv) of the Certificate of Designations. Each holder of Shares issued upon conversion of shares of Company Preferred Stock will receive the Merger Consideration in exchange for such Shares.

Treatment of Company Equity Awards

Each SemGroup restricted share unit award outstanding immediately prior to the Effective Time will, whether vested or unvested, be assumed by ET as of the Effective Time and converted into a restricted share unit award on the same terms and conditions with respect to a number of ET Common Units equal to the product obtained by multiplying the number of Shares subject to such Company restricted share unit award immediately prior to the Merger by a ratio equal to the Per Share Cash Amount divided by the closing price of one ET Common Unit on the NYSE on the day prior to the Merger closing plus the Exchange Ratio (the “Equity Exchange Ratio”). Each converted restricted share unit award will fully accelerate upon the holder’s termination without cause, for good reason, or as a result of death or disability following closing of the Merger.

Each SemGroup restricted share award outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by ET as of the Effective time and converted into a restricted unit award on the same terms and conditions with respect to a certain number of ET Common Units equal to the product obtained by multiplying the number of Shares subject to such Company restricted share award immediately prior to the Merger by the Equity Exchange Ratio. Each converted restricted unit award will fully accelerate upon the holder’s termination without cause, for good reason, or as a result of death or disability following closing of the Merger.

Notwithstanding the foregoing, each SemGroup restricted share unit or restricted share award held by a non-employee director will fully vest upon the Effective Time, and be cancelled in exchange for Merger Consideration.

Each SemGroup performance share unit award that is unvested as of immediately prior the Effective Time will be cancelled without consideration at the Effective Time, and each SemGroup performance share unit award that is vested as of immediately prior to the Effective Time, will be cancelled in exchange for the Merger Consideration at the Effective Time. The Compensation Committee of the Board of Directors of the Company has determined to vest all performance share unit awards outstanding on the date hereof as of immediately prior to the Effective Time at target performance levels.

Conditions to the Merger

The completion of the Merger is subject to various customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (on an as-converted basis), voting as a single class, entitled to vote thereon, (ii) absence of any court order or regulatory injunction prohibiting completion of the Merger, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the effectiveness of the registration statement on Form S-4 that ET is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of ET Common Units in the Merger, (v) the authorization for listing of ET Common Units to be issued in the Merger on the New York Stock Exchange, and (vi) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects.

Termination Rights

The Merger Agreement contains certain termination rights for both SemGroup and ET including, among other things: (i) by SemGroup or ET, if SemGroup fails to obtain the requisite approval of its stockholders necessary for the Merger; (ii) by SemGroup or ET, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement; (iii) by ET, in the event that the SemGroup board of directors makes a Change of Recommendation (as defined in the Merger Agreement); (iv) by ET, upon any willful breach by SemGroup of the non-solicitation covenant (as discussed further below under “—No Solicitation”); (v) by SemGroup if, prior to obtaining the requisite approval of its stockholders, SemGroup concurrently enters into a definitive agreement with respect to a Superior Offer (as defined in the Merger Agreement). If the Merger Agreement is terminated (A) by ET in accordance with clause (ii) due to SemGroup’s failure to hold the special stockholders’ meeting to approve the Merger, (B) pursuant to clause (iv), (C) pursuant to clause (iii) if an Acquisition Proposal (as defined in the Merger Agreement) has been made public or if SemGroup enters into an Acquisition Transaction (as defined in the Merger Agreement) within 12 months, or (D) pursuant to clause (v), then SemGroup will be required to pay ET a termination fee of $54,500,000 (the “Breakup Fee”) and if the Merger Agreement is terminated in accordance with clause (i) or clause (iv) where a Breakup Fee is not then payable, then SemGroup will be required to pay ET up to $27,250,000 for costs fees and expenses incurred by ET in connection with the Merger.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement on or prior to June 30, 2020 if the Merger has not been consummated, or on or prior to September 30, 2020 if a governmental entity of competent jurisdiction prohibits or prevents the consummation of the Merger or all waiting periods under applicable competition laws have not expired, terminated or been approved, in which case either party may terminate. The parties may also mutually agree to terminate the Merger Agreement.

No Solicitation

SemGroup nor any of its affiliates is permitted, among other things, to solicit, initiate or knowingly encourage or facilitate, among other things, any inquiries, proposals or offers from any person which constitutes or may reasonably be expected to result in an Acquisition Proposal or engage in or participate in any discussions or negotiations regarding any such Acquisition Proposal. Notwithstanding this limitation, prior to receipt of the approval of the Company’s stockholders, the Company may, under certain circumstances, provide non-public information to and participate in discussions or negotiations with third parties with respect to certain unsolicited Acquisition Proposals if the SemGroup board of directors has determined in good faith, after consultation with its outside financial advisors and legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties. SemGroup’s board of directors may change its recommendation to its shareholders (subject to ET’s right to terminate the Merger Agreement following such change in recommendation) in response to an Acquisition Proposal that it has determined, after consultation with its outside financial advisors and legal counsel, constitutes a superior proposal or in response to an intervening event if, in either case, the board of directors determines in good faith that the failure to take such action would be reasonably be expected to be inconsistent with its fiduciary duties.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of SemGroup and ET to conduct their respective businesses in the ordinary course of practice consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about SemGroup, ET or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of SemGroup, ET, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by SemGroup or ET. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about SemGroup or ET and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Support Agreement

Contemporaneously with the execution of the Merger Agreement, SemGroup, ET, Merger Sub, and WP SemGroup Holdco, LLC, a holder of approximately 85.72% of the issued and outstanding shares of SemGroup Preferred Stock (the “Stockholder”), entered into a support agreement (the “Support Agreement”). Pursuant to the Support Agreement, the Stockholder agreed to, among other things, vote all of its shares in SemGroup that it owns as of the record date for the SemGroup stockholder meeting (i) in favor of the adoption of the Merger Agreement, (ii) against any acquisition proposal, and (iii) against any action, agreement, transaction or proposal that is intended, would reasonably be expected or the result of which would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement. In addition, the Stockholder and SemGroup agreed to amend the Certificate of Designations related to the Company Preferred Stock (the “Amendment”) to provide for the redemption in cash of all of the shares of Company Preferred Stock in connection with the closing of the Merger at a price of 101% of the Liquidation Preference (as defined in the Certificate of Designations), and the Stockholder has agreed to make an election to have the shares of Company Preferred Stock redeemed at such price.

A copy of the Support Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Support Agreement contains representations and warranties by each of the parties to the Support Agreement, which were made only for purposes of the Support Agreement and as of a specified date. The representations, warranties and covenants in the Support Agreement were made solely for the benefit of the parties to the Support Agreement; may be subject to limitations agreed upon by the contracting parties; and may be subject to standards of materiality, applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Support Agreement, which subsequent information may or may not be fully reflected in SemGroup’s or ET’s public disclosures.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent applicable, the information set forth in Item 1.01 is incorporated by reference into this Item 5.03.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On September 16, 2019, SemGroup issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On September 16, 2019, SemGroup delivered a presentation to all Company employees, a message to employees, a letter to customers and suppliers and an employee FAQ, each relating to the Merger, which are attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and are incorporated herein by reference.

The information in Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 15, 2019 by and among SemGroup Corporation, Energy Transfer LP and Nautilus Merger Sub LLC.*

3.1

Amendment No. 1 to Certificate of Designations of Series A Cumulative Perpetual Convertible Preferred Stock of SemGroup Corporation, filed with the Secretary of State of the State of Delaware on September 16, 2019.

10.1	Support Agreement, dated September 15, 2019, by and among Energy Transfer LP, Nautilus Merger Sub LLC, WP SemGroup Holdco, LLC and SemGroup Corporation.

99.1	Press release, dated September 16, 2019.

99.2	Slide presentation made in connection with an all employee meeting held on September 16, 2019.

99.4	Employee Message Distributed on September 16, 2019.

99.5	Letter to Customers and Suppliers Distributed on September 16, 2019.

99.6	Employee FAQ Distributed on September 16, 2019.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally can be identified by the fact that they do not relate strictly to historical or current facts. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the Company’s results of operations, financial position, growth opportunities and competitive position. These statements reflect the Company’s current views with respect to future events based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, as of this date that these events will occur or that these projections will be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Some of these factors include the Company’s ability to consummate the proposed transaction on the expected timeframe or at all, including due to the inability to obtain all approvals necessary or the failure of other closing conditions; the volatility of oil and natural gas prices; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the overall forward markets for crude oil, natural gas and natural gas liquids; operational, regulatory and environment risks; cost and availability of equipment and labor; the Company’s ability to finance its activities; and other risks more fully discussed in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date of which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction between ET and SemGroup, ET plans to file with the SEC a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the SemGroup shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of the Company in connection with the Company’s shareholder meetings. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by ET and SemGroup through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement (when available), any registration statement/prospectus and other relevant documents by phone, e-mail or written request by contacting the investor relations department of ET or SemGroup at the following:

Energy Transfer LP 8111 Westchester Drive Dallas, TX 75225 Attention: Investor Relations Phone: (214) 981-0795 E-mail: InvestorRelations@energytransfer.com	SemGroup Corporation Two Warren Place 6120 S. Yale Avenue, Suite 1500 Tulsa, OK 74136-4231 Attention: Investor Relations Phone: 918-524-8081 Email: Investor.Relations@semgroup.com

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers and certain other members of management, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information about these persons is set forth in the Company’s definitive proxy statement relating to its 2019 Annual Meeting of Stockholders, as filed with the SEC on April 12, 2019, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s security holders generally, by reading the proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Dated: September 16, 2019	By:	/s/ William H. Gault
	Name:	William H. Gault
	Title:	Secretary